UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 __________________________________________________
FORM 8-K
__________________________________________________

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 16, 2020
__________________________________________________
VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
__________________________________________________

Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, 20th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Agreement.
Underwriting Agreement
VICI Properties Inc. (the “Company”) and VICI Properties L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”), dated as of June 16, 2020, with Morgan Stanley & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”), and Morgan Stanley & Co. LLC, as forward seller (in such capacity, the “Forward Seller”), and Morgan Stanley & Co. LLC, as forward purchaser (in such capacity, the “Forward Purchaser”), relating to the offer and sale of up to 29,900,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) on a forward basis (including up to 3,900,000 shares of Common Stock pursuant to the Underwriters’ option to purchase additional shares, which option the Underwriters exercised in full), at a public offering price of $22.15 per share of Common Stock (the “Offering”). The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (No. 333-227641) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on October 1, 2018. The material terms of the Offering are described in the prospectus supplement dated June 16, 2020. The Offering closed on June 19, 2020.
Under the Underwriting Agreement, the Company and the Operating Partnership made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company, the Operating Partnership and the registration statement, and the Company has also agreed to indemnify the Underwriters, the Forward Seller and the Forward Purchaser against certain liabilities, or to contribute to payments that such parties may be required to make in respect of those liabilities.
Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company, for which they received or will receive customary fees and expenses, including serving as: (i) lenders and/or administrative agents under the Company’s revolving credit facility, first lien term loan facility and bridge facilities; (ii) underwriters in the Company’s initial public offering and underwriters or forward purchasers in certain of the Company’s follow-on offerings of Common Stock; (iii) initial purchasers of its senior unsecured notes issued in November 2019 and February 2020; and (iv) financial advisors in connection with various of the Company’s acquisition transactions.
The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.
Forward Sale Agreement
In connection with the Offering, on June 16, 2020, the Company entered into a forward sale agreement with the Forward Purchaser (the “Forward Sale Agreement”) relating to an aggregate of 29,900,000 shares of Common Stock (including up to 3,900,000 shares of Common Stock pursuant to the Underwriters’ option to purchase additional shares, which option the Underwriters exercised in full). The Company expects to physically settle the Forward Sale Agreement (by the delivery of shares of Common Stock) and receive proceeds from the sale of those shares of Common Stock on the settlement date no later than approximately three months after the date of the prospectus supplement. Although the Company expects to settle the Forward Sale Agreement entirely by the physical delivery of shares of Common Stock in exchange for cash proceeds, the Company may elect cash settlement or net share settlement for all or a portion of the Company’s obligations under the Forward Sale Agreement. If the Company elects to cash settle the Forward Sale Agreement, the Company may not receive any cash proceeds, and the Company may be required to pay cash to the Forward Purchaser in certain circumstances. If the Company elects to net share settle the Forward Sale Agreement, the Company will not receive any cash proceeds, and the Company may be required to deliver shares of Common Stock to the Forward Purchaser in certain circumstances. The Forward Sale Agreement provides for an initial forward sale price of $21.37475 per share (which is the public offering price less the underwriting discount set forth on the front cover of the prospectus supplement for the Offering), subject to certain adjustments pursuant to the terms of the Forward Sale Agreement. The Company will not initially receive any proceeds from the sale of shares of Common Stock by the Forward Seller.
The foregoing description of the Forward Sale Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Forward Sale Agreement, which is attached hereto as Exhibit 1.2 and is incorporated by reference herein.

Use of Proceeds of Offering
At an initial forward sale price of $21.37475 per share (which is the public offering price per share, less the underwriting discount per share), in the event of full physical settlement of the Forward Sale Agreement, the Company would receive net proceeds, after estimated offering expenses, of approximately $555.0 million, subject to the price adjustment and other provisions of the Forward Sale Agreement. The Operating Partnership expects to use any cash proceeds contributed to it by the Company that the Company may receive upon settlement of the Forward Sale Agreement to fund, as lender, the Caesars Forum Convention Center mortgage loan and the purchase price of land in Las Vegas, Nevada and for general business purposes, which may include the acquisition, development and improvement of properties, capital expenditures, working capital and the repayment of indebtedness.
The amount of cash or number of shares of Common Stock the Company receives upon settlement of the Forward Sale Agreement, if any, will depend on the relevant settlement method, the timing of settlement, market interest rates and, if applicable under cash or net share settlement, the prevailing market price of the Common Stock during the period in which the Forward Purchaser or its affiliate unwinds its hedge positions with respect to the Forward Sale Agreement. Settlement will occur on one or more dates specified by the Company under the Forward Sale Agreement, which the Company expects to be no later than approximately three months from the date of the prospectus supplement, subject to acceleration by the Forward Purchaser upon the occurrence of certain events.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Among those risks, uncertainties and other factors are risks related to the Company’s ability to satisfy certain conditions to closing its pending transactions on a timely basis or at all, market conditions related to the settlement of the Forward Sale Agreement and the Company’s expected use of proceeds. Important risk factors that may affect the Company’s business, results of operations and financial position (including those stemming from the COVID-19 pandemic and changes in the economic conditions as a result thereof) are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of June 16, 2020, by and among the Company, the Operating Partnership and Morgan Stanley & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters listed on Schedule I thereto, and Morgan Stanley & Co. LLC, in its capacity as the Forward Seller, and Morgan Stanley & Co. LLC, in its capacity as the Forward Purchaser

1.2	Forward Sale Agreement, dated June 16, 2020, by and between the Company and Morgan Stanley & Co LLC

5.1	Opinion of Hogan Lovells US LLP with respect to the legality of the shares of Common Stock

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: June 19, 2020	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary